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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE    Contact:  Charles J. Bachand
                                   Vice President
                                   (609) 895-3017
                                   (609) 219-1774 (Facsimile)


                        HIGHLANDS INSURANCE GROUP, INC.
                            ANNOUNCES REORGANIZATION

     Lawrenceville, New Jersey - August 27, 2001 ...Highlands Insurance Group, Inc. (NYSE:HIC), a property and casualty insurer, today announced that it is reorganizing its operations by consolidating certain regional office functions and reducing the home office staff. This reorganization, which will reduce the Company's workforce by approximately 75 positions, is expected to result in a third quarter charge of approximately $400,000 but will reduce expenses on an annual basis by approximately $4.3 million, of which approximately $1 million is expected to reduce the fourth quarter 2001 expenses.

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     "Safe Harbor" Statement under Private Securities Litigation Reform Act of
1995

     Certain sections of this press release contain statements which represent the Company's expectations or beliefs concerning future events and are "forward looking statements" within the meaning of Section 21E of the Exchange Act. The Company cautions that there are a variety of factors which may cause actual results to differ materially from those forward looking statements, including without limitation: changes in property and casualty reserves; catastrophe losses; premium growth; product pricing environment; availability of credit; changes in government regulation; performance of financial markets; fluctuations in interest rates; availability and pricing of reinsurance; the outcome of various litigation matters and administrative proceedings; and general economic and market conditions.

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